Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Pledge Agreement”) is entered into March 23, 2004 by and between HouseValues, Inc., a Washington corporation (the “Company”), and Robert Schulze (“Purchaser”).

RECITALS

In connection with Purchaser’s exercise of options to purchase shares of the Company’s Common Stock (the “Shares”) pursuant to an Incentive Stock Option Agreement dated February 15, 2001, as amended, between Purchaser and the Company and an Incentive Stock Option Agreement dated April 12, 2001, between Purchaser and the Company, Purchaser is also delivering a promissory note (the “Note”) in full payment of the exercise price for the Shares. The Company requires that the Note be secured by a pledge of the Shares on the terms set forth below.

AGREEMENT

In consideration of the Company’s acceptance of the Note as full payment of the exercise price of the Shares, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Delivery of Shares. Purchaser shall deliver to the Secretary of the Company, or his or her designee (hereinafter referred to as the “Pledge Holder”), all certificates representing the Shares, together with an Assignment Separate From Certificate in the form attached to this Pledge Agreement as Attachment A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, for use in transferring all or a portion of the Shares to the Company if, as and when required pursuant to this Pledge Agreement. In addition, if Purchaser is married, Purchaser’s spouse shall execute this Pledge Agreement where indicated.

2. Grant of Security Interest. As security for the payment of the Note and any renewal, extension or modification of the Note, Purchaser hereby grants to the Company a security interest in, and pledges to the Company, (a) the Shares; (b) any new, additional or different securities or other property subsequently distributed with respect to the Shares that are to be delivered to and deposited with the Company pursuant to the requirements of this Pledge Agreement; (c) any and all other property and money that is delivered to or comes into the possession of the Company pursuant to the terms and provisions of this Pledge Agreement; and (d) the proceeds of any sale, exchange or disposition of the property and securities described in this Paragraph 2 (sometimes referred to herein collectively as the “Collateral”).

3. Warranties. Purchaser hereby warrants that Purchaser is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, claims, encumbrances and other security interests (other than those created hereby). Purchaser further represents and warrants that he or she has net assets (not including the Shares) in excess of the amount of the Note. Purchaser also represents and warrants that if the Pledge Agreement or any document executed in connection therewith is not also executed by a spouse, where indicated, that his is unmarried on such date.

4. Effect of Prepayment on Collateral. In the event that Purchaser prepays all or a portion of the Note, in accordance with the provisions thereof, Purchaser intends that the Shares represented by the portion of the Note so repaid shall continue to be so held by the Pledge Holder, to serve as independent collateral for the outstanding portion of the Note.

5. Sale or Repurchase of Shares. In the event of any foreclosure of the security interest created by this Pledge Agreement, the Company may sell the Shares at a private sale or may repurchase the Shares itself. The parties agree that, prior to the establishment of a public market for the Shares of the Company, the securities laws affecting the sale of the Shares make a public sale of the Shares commercially unreasonable. The parties further agree that the repurchase of such Shares by the Company, or by any person to whom the Company may have assigned its rights under this Pledge Agreement, is commercially reasonable if made at a price determined by the Company’s Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Shares reduced by any limitation on transferability, whether due to the size of the block of shares or the restrictions of applicable securities laws.

6. Rights Upon Default. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the Washington Commercial Code, including the right to sell the Collateral at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

(a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Pledge Agreement and the Note, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by the Company.

(b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under the Note.

(c) Any remaining proceeds shall be delivered to Purchaser.

7. Release of Collateral. Promptly after full payment by Purchaser of all principal, accrued interest and other amounts outstanding under the Note, Pledge Holder shall deliver to Purchaser all Shares in Pledge Holder’s possession belonging to Purchaser, and Pledge Holder shall thereupon be discharged of all further obligations under this Pledge Agreement.

8. Duty to Deliver. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (a) any stock dividend, stock split or reclassification of the capital stock of the Company or (b) any merger, consolidation or other reorganization affecting the capital structure of the Company shall be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more stock power assignments executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank.

9. Payment of Taxes and Other Charges. Purchaser shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Purchaser’s failure to do so, the Company may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. Any payments so made by the Company shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Company and compensation income to Purchaser under the federal tax laws.

10. Transfer of Collateral. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Company may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Company hereunder with respect to the Collateral so transferred. Upon such transfer, the Company shall be fully discharged from all liability and responsibility for the transferred Collateral.

11. Costs and Expenses. All costs and expenses (including reasonable attorneys’ fees) incurred by the Company in the exercise or enforcement of any right, power or remedy granted it under this Pledge Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Purchaser payable immediately upon demand and bearing interest until paid at the Company’s bank interest rate then being earned by the Company on its deposits.

12. Severability. Any provision of this Pledge Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Pledge Agreement.

13. Waiver. No provision of this Pledge Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Pledge Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Pledge Agreement shall be deemed a waiver of any other provision of this Pledge Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

14. Counterparts. This Pledge Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. This Pledge Agreement may be executed with signatures transmitted among the parties by facsimile, and no party shall deny the validity of a signature or this Pledge Agreement signed and transmitted by facsimile on the ground that a signature is represented by facsimile rather than an original.

15. Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time after the date hereof, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Pledge Agreement.

The parties have executed this Pledge Agreement as of the date first set forth above.

HOUSEVALUES, INC.

By:	/s/ John Zdanowski
Name:	John Zdanowski
Title:	Chief Financial Officer

PURCHASER

/s/ Robert Schulze
Signature

Robert Schulze

PURCHASER’S SPOUSE

Signature
Printed Name: